EXHIBIT 10.2
AMENDED AND RESTATED LOAN AGREEMENT
     This Amended and Restated Loan Agreement (this “Agreement”), dated July 29, 2008, is entered into by and between Panda Ethanol, Inc. (“Borrower”), a corporation duly organized, existing and in good standing under the laws of the State of Nevada, and Panda Energy International, Inc. (“Lender”).
     WHEREAS, Borrower and Lender are parties to the Loan Agreement, originally executed and delivered November 9, 2007, by which Lender agreed to provide Borrower a term loan in the aggregate maximum principal amount not to exceed $1,000,000, upon the terms and subject to the conditions set forth therein;
     WHEREAS, Borrower and Lender desire to amend the Loan Agreement to increase the principal amount of the term loan to an aggregate maximum amount not to exceed $1,700,000 (the “Loan”), to extend the maturity date of the Loan and to require its earlier repayment in the event of a qualified offering of the Borrower’s equity securities, among other things;
     NOW, THEREFORE, in consideration of the premises and the mutual covenants contained herein, and other good and valuable consideration, the receipt and adequacy of which is hereby acknowledged, Borrower and Lender agree as follows:
     1. Loan.
     (a) Subject to the conditions set forth herein, Lender agrees to extend to Borrower, from the date hereof through the Advance Termination Date (as defined below), one (1) or more Advances (as defined below) which, in the aggregate, shall not exceed at any one time $1,700,000, no portion of which may be repaid and then reborrowed. Borrower may request an Advance under this Agreement by submitting a Notice of Borrowing, which is irrevocable and binding upon Borrower. Such Notice of Borrowing shall be received by Lender on or before 10:00 a.m. (Dallas, Texas time) ten (10) Business Days prior to such Advance. Each Advance under this Agreement shall be in the minimum amount of $100,000 or a greater integral multiple thereof. Subject to the terms and conditions in this Agreement, by not later than 2:00 p.m., Dallas, Texas time, on the date of such Advance, Lender shall make available to Borrower, at an account designated by Borrower, the amount of a requested Advance under this Agreement in immediately available funds.
     (b) Each Notice of Borrowing shall be irrevocable and binding on Borrower and Borrower shall indemnify Lender against any loss, cost, or expense incurred or suffered by Lender as a result of (i) any failure to fulfill, on or before the date specified for such Advance, any condition to such Advance set forth in this Agreement, or (ii) Borrower’s request that an Advance not be made on the date specified for such Advance in the Notice of Borrowing. A certificate of Lender establishing the amount due from Borrower according to the preceding sentence, together with a description in reasonable detail of the manner in which such amount has been calculated, shall be conclusive in the absence of manifest error.
     (c) The obligation of Lender to make any Advance (including the initial Advance) under this Agreement shall be subject to the conditions precedent that, as of the date of such Advance and after giving effect thereto: (a) all representations and warranties made by Borrower to Lender are true and correct, as if made on such date; (b) no condition or event exists which constitutes an Event of Default (as hereinafter defined) or which, with the lapse of time and/or giving of notice, would constitute an Event of Default; (c) Lender shall have received from Borrower a Notice of Borrowing and all of the statements contained in such Notice of Borrowing shall be true and correct; and (d) the representations and warranties contained in each of the Loan Documents (as defined below) shall be true in all respects as though made on the date of such Advance.
     (d) As used herein, the following terms have the meaning ascribed to them below:
     (i) “Advance” means the disbursement by Lender of a sum or sums lent to Borrower pursuant to this Agreement.
     (ii) “Advance Termination Date” means January 1, 2009.

     (iii) “Business Day” means for all purposes, any day other than a Saturday, Sunday, or day on which national banks are authorized to be closed under the laws of the State of Texas.
     (iv) “Notice of Borrowing” means a notice substantially in the form of Exhibit A.
     2. Promissory Note. The Loan shall be evidenced by a promissory note in the form of Exhibit B attached hereto, duly executed by Borrower (herein called, together with any renewals and extensions thereof, the “Note”), dated of even date herewith, in the principal amount of $1,700,000, and made payable to the order of Lender. Principal and interest on the Note shall be due and payable in the manner and at the times set forth below with final maturity of the Note being on or before November 1, 2010 (the “Maturity Date”). Should the principal of, or any installment of interest on, the Note become due and payable on any day other than a Business Day, the maturity thereof shall be extended to the next succeeding business day, and interest shall be payable with respect to such extension.
     All payments on the Note shall be made to Lender at its principal office in Dallas, Texas in federal or other immediately available funds, and payments shall be applied first to accrued interest and then to principal.
     The principal balance of, and interest on, the Note shall be due and payable as follows:
     (a) Interest, computed as provided in the Note, shall accrue monthly, commencing on the date of the first Advance, and thereafter, on the 1st day of each succeeding calendar month during the term of the Note, and all such accrued and unpaid interest shall be due and payable on the Maturity Date; and
     (b) Principal shall be due and payable in one (1) final installment, on the Maturity Date, in the amount of the unpaid principal balance of the Note as of such date.
In addition to the foregoing, Borrower shall make mandatory prepayments of the principal of the Note: (a) on or before the last day of each March, June, September, and December (such dates being referred to as a “Cash Flow Payment Date”), equal to the Cash Flow Payment (hereafter defined) due on such date; provided that Cash Flow (as defined below) sufficient to satisfy selling, general, and operating expenses (as determined by a budget of Borrower as acceptable to Lender in Lender’s sole discretion) for the calendar quarter immediately following the applicable Cash Flow Payment Date, in a minimum amount of $2,500,000 per fiscal quarter, on an annualized basis, shall be set aside in a separate account in the name of Borrower each calendar quarter prior to any prepayments in respect of the Loan, (b) immediately upon the receipt of Net Proceeds in an amount in any single transaction or series of transactions exceeding $150,000, of any sale, liquidation or disposition (other than in the ordinary course of Borrower’s business) of any assets of Borrower (and after giving effect to clause (a) immediately above), in the amount of such Net Proceeds (as defined below), and (c) within five days of the closing of an offering of any class of equity securities of Borrower, in which Borrower receives aggregate gross proceeds of at least $1,700,000, in an amount equal to the proceeds received from Lender as a purchaser in such equity offering. Such mandatory prepayments shall be applied to the principal balance of the Note in the inverse order of maturity.
     In the event Borrower fails to make payment of the outstanding principal balance of, and interest on, the Note due and payable on the Maturity Date, Lender shall have the right, exercisable at its option and upon notice to Borrower, to exchange the Note for shares of common stock, par value $0.001 per share, of Borrower (the “Common Stock”). The number of shares of Common Stock issuable on conversion of the Note shall be equal to (x) the amount of the outstanding obligations on the Note due and payable, divided by (y) the Fair Market Value of the Common Stock on the Maturity Date. No fractional shares shall be issued.
     As used herein: (a) the term “Cash Flow Payment” means, for any Cash Flow Payment Date, an amount equal to fifty percent (50%) of Borrower’s Cash Flow for the fiscal quarter ending as of such Cash Flow Payment Date; (b) the term “Cash Flow” means, for any period, the net earnings (or loss) after taxes of Borrower for such period determined in accordance with GAAP (“Net Income”), plus all non-cash items reducing Net Income, minus all non-cash items increasing Net Income; provided, however, that if, for any period, such amount is less than zero, then Cash Flow for such period shall be equal to zero; (c) the term “Fair Market Value” means, as of a particular date, (i) if the Common Stock is traded on a national securities exchange, the average closing sales price reported for the immediately preceding ten days, (ii) if the Common Stock is traded on the OTC Bulletin Board, the mean of the average closing bid price and the average closing ask price reported for the immediately preceding ten days, or (iii)

if the Common Stock is not publicly traded, the amount as determined in good faith by the Board of Directors of Borrower; and (d) the term “Net Proceeds” means with respect to any sale or disposition of property or assets (tangible or intangible) (an “asset disposition”), the gross proceeds, whether received in cash or otherwise, received, on or after the date of consummation of such asset disposition, by Borrower from such asset disposition, after payment of all usual and customary brokerage commissions and all other reasonable fees and expenses related to such asset disposition (including, without limitation, reasonable attorneys’ fees and closing costs and reasonable environmental remediation costs incurred in connection with such asset disposition).
     3. Collateral. The Loan shall be secured by a perfected, first priority, security interest in and to the Collateral as set forth in the Pledge and Security Agreement dated November 9, 2007, executed by Borrower for the benefit of Lender (as amended, modified, renewed, extended, revised, restated, or replaced, the “Security Agreement”).
     4. Conditions Precedent. The obligation of Lender to make the Loan to Borrower is subject to the conditions precedent that, as of the date of the initial Advance of the Loan: (a) Lender shall have received duly executed copies of each document listed on Exhibit C attached hereto, in form and substance acceptable to Lender and its legal counsel (such documents and any modifications thereof, to be hereinafter collectively referred to as the “Loan Documents”); (b) all representations and warranties made by Borrower to Lender are true and correct, as if made on such date, and no condition or event exists which constitutes an Event of Default (as hereinafter defined) or which, with the lapse of time and/or giving of notice, would constitute an Event of Default; and (d) Borrower shall have paid to Lender on the earlier date of the first draw hereunder or the retirement of the Loan if no draw is made, as consideration for the making of the Loan, an origination fee equal to $10,000.
     5. Representations and Warranties. In order to induce Lender to make the Loan hereunder, Borrower represents and warrants to Lender that:
     (a) Borrower is a corporation, duly organized and in good standing, under the laws of the State of Nevada and has the power to own its property and to carry on its business in each jurisdiction in which Borrower operates;
     (b) Borrower has full power and authority to enter into this Agreement, to make the borrowing hereunder, to execute and deliver the Loan Documents and to incur the obligations provided for in the Loan Documents, all of which has been duly authorized by all necessary corporate action;
     (c) The Loan Documents are the legal and binding obligations of Borrower, enforceable in accordance with their respective terms, except as limited by bankruptcy, insolvency or other laws of general application relating to the enforcement of creditors’ rights;
     (d) Neither the execution and delivery of this Agreement and the other Loan Documents, nor consummation of any of the transactions herein or therein contemplated, nor compliance with the terms and provisions hereof or thereof, will contravene or conflict with any provision of law, statute or regulation to which Borrower is subject or any judgment, license, order or permit applicable to Borrower or any indenture, mortgage, deed of trust or other instrument to which Borrower may be subject; no consent, approval, authorization or order of any court, governmental authority or third party is required in connection with the execution and delivery by Borrower of this Agreement or any of the other Loan Documents or to consummate the transactions contemplated herein or therein;
     (e) All financial statements delivered by Borrower to Lender prior to the date hereof are true and correct, fairly present the financial condition of such person and have been prepared in accordance with generally accepted accounting principles, consistently applied, and no material adverse changes have occurred in the financial condition or business of Borrower since the date of the most recent financial statements which Borrower has delivered to Lender;
     (f) No litigation, investigation, or governmental proceeding is pending, or, to the knowledge of any of Borrower’s officers, threatened against or affecting Borrower, which may result in any material adverse change in Borrower’s business, properties or operations;

     (g) There is no fact known to Borrower that Borrower has not disclosed to Lender in writing which may result in any material adverse change in Borrower’s business, properties or operations;
     (h) Borrower owns all of the assets reflected on its most recent balance sheet free and clear of all liens, security interests or other encumbrances, except as previously disclosed in writing to Lender;
     (i) The principal office, chief executive office and principal place of business of Borrower is in Dallas, Texas;
     (j) All taxes required to be paid by Borrower have in fact been paid;
     (k) Borrower is not in violation of any law, ordinance, governmental rule or regulation to which it is subject, and is not in default under any material agreement, contract or understanding to which it is a party;
     (l) Borrower and any properties or assets owned by Borrower are not in violation of, in any material respect, any environmental laws, nor is there existing, pending or threatened any investigation or inquiry by any governmental authority pursuant to any environmental laws, nor is there existing or pending any remedial obligations under any environmental laws; and
     (m) Borrower shall use the proceeds of all Advances solely to (i) finance the monthly corporate overhead expenses of Borrower and its Subsidiaries (as defined below) in an amount not to exceed $1,000,000 per month on an annualized basis, (ii) pay up to $3,000,000 in breakage fees and other deal-related expenses associated with the aborted 144A and debt financing of the Yuma project, and (iii) pay transaction fees associated with the Loan.
     6. Affirmative Covenants. Until payment in full of the Note and all other obligations and liabilities of Borrower hereunder, Borrower agrees and covenants that (unless Lender shall otherwise consent in writing):
     (a) Borrower shall, and shall cause each of its Subsidiaries to, conduct its business in an orderly and efficient manner consistent with good business practices and in accordance with all valid regulations, laws and orders of any governmental authority and will act in accordance with customary industry standards in maintaining and operating its assets, properties and investments;
     (b) Borrower shall, and shall cause each of its Subsidiaries to, maintain complete and accurate books and records of its transactions in accordance with generally accepted accounting principles, and will give Lender access during business hours to all books, records and documents of Borrower and permit Lender to make and take away copies thereof;
     (c) Borrower shall furnish to Lender as soon as available and in any event within forty-five (45) days after the end of each quarterly fiscal period (except the last) of each fiscal year of Borrower, copies of the balance sheet of Borrower and its Subsidiaries, on a consolidated basis, as of the end of such fiscal period, and statements of income and retained earnings and changes in cash flow of Borrower and its Subsidiaries, on a consolidated basis, for that quarterly fiscal period and for the portion of the fiscal year ending with such period, all in reasonable detail, and certified by the chief financial officer of Borrower as being true and correct and as having been prepared in accordance with generally accepted accounting principles, consistently applied, subject to year-end adjustments;
     (d) Borrower shall furnish to Lender as soon as available and in any event within ninety (90) days after the close of each fiscal year of Borrower, copies of the balance sheet of Borrower and its Subsidiaries, on a consolidated basis, as of the close of such fiscal year, and statements of income and retained earnings and changes in cash flow of Borrower and its Subsidiaries, on a consolidated basis, for such fiscal year, in each case setting forth in comparative form the figures for the preceding fiscal year, all in reasonable detail and accompanied by an opinion thereon (which shall not be qualified by reason of any limitation imposed by Borrower) of independent public accountants of recognized national standings selected by Borrower and satisfactory to Lender, to the effect that (i) such financial statements have been prepared in accordance with generally accepted accounting principles (except for changes in which such accountants concur), (ii) the examination of such accounts in connection with such financial statements has been made in accordance with generally accepted auditing standards, and, accordingly, includes such tests of the accounting records and such other auditing procedures as were considered necessary in the circumstances, and (iii) in making their audit, such accountants have not become aware of any condition or event which would constitute a default or an Event of Default under any of the terms or provisions of this Agreement (insofar as any such terms or provisions pertain to accounting matters) and, if any such condition or event then exists, specifying in the nature and period of existence thereof;
     (e) Borrower shall furnish to Lender, immediately upon becoming aware of the existence of any condition or event constituting an Event of Default or event which, with the lapse of time and/or giving of notice would constitute an Event of Default, written notice specifying the nature and period of existence thereof and any action which Borrower is taking or proposes to take with respect thereto;
     (f) Borrower shall promptly notify Lender of (i) any material adverse change in its financial condition or business; (ii) any default under any material agreement, contract or other instrument to which Borrower or any Subsidiary is a party or by which any of such Persons properties are bound, or any acceleration of any maturity of any indebtedness owing by Borrower or any Subsidiary, (iii) any material adverse claim against or affecting Borrower, any Subsidiary, or any of their respective properties; and (iv) any litigation, or any claim or controversy which might become the subject of litigation, against Borrower or any Subsidiary or affecting any of Borrower’s or such Subsidiary’s property, if such litigation or potential litigation might, in the event of an unfavorable outcome, have a material adverse effect on Borrower’s or such Subsidiary’s financial condition or business or might cause an Event of Default;
     (g) Borrower shall promptly furnish to Lender, at Lender’s request, such additional financial or other information concerning assets, liabilities, operations and transactions of Borrower and its Subsidiaries as Lender may from time to time reasonably request;
     (h) Borrower shall, and shall cause each of its Subsidiaries to, promptly pay all lawful claims, whether for labor, materials or otherwise, which might or could, if unpaid, become a lien or charge on any property or assets of Borrower or any Subsidiary, unless and to the extent only that the same are being contested in good faith by appropriate proceedings and reserves have been established therefor;
     (i) Borrower shall, and shall cause each of its Subsidiaries to, maintain on their respective properties insurance of responsible and reputable companies in such amounts and covering such risks as is prudent and is usually carried by companies engaged in businesses similar to that of Borrower or such Subsidiary; Borrower shall, and shall cause each of its Subsidiaries to, furnish Lender, on request, with certified copies of insurance policies or other appropriate evidence of compliance with the foregoing covenant;
     (j) Borrower shall, and shall cause each of its Subsidiaries to, preserve and maintain all licenses, privileges, franchises, certificates and the like necessary for the operation of its business; and
     (k) Borrower shall pay to Lender an unused facility fee on the daily average unused amount of the Loan for the period from and including the date of this Agreement to and including the Maturity Date, at the rate of one half of one percent (0.50%) per annum based on a 360 day year and the actual number of days elapsed. For the purpose of calculating the unused facility fee hereunder, the Loan shall be deemed utilized by the amount of all outstanding Advances. Accrued unused facility fees shall be payable in arrears on the last day of each calendar month, and on the Maturity Date.
     (l) As used herein: (i) “Subsidiary” means (A) any corporation of which at least a majority of the outstanding shares of stock having by the terms thereof ordinary voting power to elect a majority of the board of directors of such corporation (irrespective of whether or not at the time stock of any other class or classes of such corporation shall have or might have voting power by reason of the happening of any contingency) is at the time directly or indirectly owned or controlled by Borrower or one or more of its Subsidiaries or by any Borrower and one or more of such Subsidiaries, and (B) any other entity (x) of which at least a majority of the ownership, equity or voting interest is at the time directly or indirectly owned or controlled by one or more of Borrower and its Subsidiaries and (y) which is treated as a subsidiary in accordance with GAAP; (ii) “Person” means any individual, corporation, limited liability company, business trust, association, company, partnership, joint venture, governmental authority, or other entity, and shall include such Person’s heirs, administrators, personal representatives, executors, successors and assigns; and (iii) “GAAP” means generally accepted accounting principles, applied on a consistent basis, as set forth in Opinions of the Accounting Principles Board of the American Institute of Certified Public Accountants and/or in statements of the Financial Accounting Standards Board and/or their respective successors and which are applicable in the circumstances as of the date in question.
     7. Negative Covenants. Until payment in full of the Note and all other obligations and liabilities of Borrower hereunder, Borrower covenants that it shall not, nor shall it permit any Subsidiary to (unless Lender shall otherwise consent in writing):
     (a) create, incur or assume any indebtedness or borrow money, except for (i) the Loan, (ii) trade debt incurred in the ordinary course of Borrower’s or such Subsidiary’s business, (iii) debt reflected on Borrower’s most recent consolidated balance sheet, and (iv) debt that is subordinated to the obligations and liabilities of Borrower represented by this Agreement, on terms and conditions acceptable to Lender in its sole discretion;
     (b) endorse, guarantee, or otherwise become liable for the obligations of any person, firm or corporation except for endorsements of negotiable instruments by Borrower or a Subsidiary in the ordinary course of business;
     (c) mortgage, assign, encumber, hypothecate or grant a security interest in any of Borrower’s or any Subsidiary’s assets, except (i) to Lender and (ii) liens securing the indebtedness permitted in Section 7(a)(v) above (provided, however, that the foregoing shall not apply to inchoate liens for taxes which are not delinquent or which are being contested in good faith and liens resulting from deposits to secure the payments of workmen’s compensation or social security or to secure the performance of bids or contracts in the ordinary course of business);
     (d) liquidate, dissolve or reorganize; or merge or consolidate with, or acquire all or substantially all of the assets of, any other company, firm or association; or make any other substantial change in its capitalization or its business;
     (e) pay any dividends on any of its outstanding stock, or purchase, redeem or repurchase any of its stock;
     (f) sell any of its assets used or useful in its business, except in the ordinary course of business; or sell any of its assets to any other person, firm or corporation with the agreement that such assets shall be leased back to Borrower or such Subsidiary;
     (g) own, purchase or acquire, directly or indirectly, any promissory notes, stock or securities of any other person, firm or corporation, other than ownership interests of Borrower and its Subsidiaries in each of their respective Subsidiaries and securities guaranteed as to the principal and interest by the United States government (it being understood by the Parties that Borrower has previously invested in certain preferred equity securities but will no longer invest in such securities); or make any loans or advances to any other person;
     (h) permit any substantial change in its present executive management;
     (i) enter into any transaction, including, without limitation, the purchase, sale, or exchange of property or the rendering of any service, with any Affiliate of Borrower or any Subsidiary, except (a) in the ordinary course of and pursuant to the reasonable requirements of Borrower’s or such Subsidiary’s business and upon fair and reasonable terms no less favorable to Borrower or such Subsidiary than would be obtained in a comparable arm’s-length transaction with a Person not an Affiliate (as defined below) of Borrower, (b) customary indemnification agreements and insurance arrangements entered into for the benefit of Borrower’s or such Subsidiary’s directors or officers, (c) customary employment arrangements with employees and benefit programs (including, without limitation, arrangement with former employees such as equity redemption or severance programs), in each case on reasonable terms consistent with the other provisions of this Agreement (as in effect from time to time), and (d) agreements with Lender; or
     (j) As used herein, “Affiliate” means, as to any Person, any other Person (i) that directly or indirectly, through one or more intermediaries, controls or is controlled by, or is under common control with, such Person; (ii) that directly or indirectly beneficially owns or holds five percent (5%) or more of any class of voting stock of such Person; or (iii) five percent (5%) or more of the voting stock of which is directly or indirectly beneficially owned or held by such Person. The term “control” means the possession, directly or indirectly, of the power to direct or cause direction of the management and policies of a Person, whether through the ownership of voting securities, by contract, or otherwise; provided, however, in no event shall Lender be deemed an Affiliate of Borrower or any of its Subsidiaries or Affiliates.
     8. Default. An Event of Default shall exist if any one or more of the following events (individually, an “Event of Default” and collectively, “Events of Default”) shall occur:
     (a) Borrower shall fail to pay when due any principal of, or interest on, the Note or any other fee or payment due hereunder or under any of the Loan Documents;
     (b) any representation or warranty made in any of the Loan Documents shall prove to be untrue or inaccurate in any respect as of the date on which such representation or warranty is made and such untruth or inaccuracy remains for greater than five (5) business days;
     (c) default shall occur in the performance of any of the covenants or agreements of Borrower or any Subsidiary contained herein or in any of the other Loan Documents and such untruth or inaccuracy remains for greater than five (5) business days ;
     (d) Borrower shall (i) apply for or consent to the appointment of a receiver, custodian, trustee, intervenor or liquidator of such party or of all or a substantial part of such party’s assets, (ii) voluntarily become the subject of a bankruptcy, reorganization or insolvency proceeding or be insolvent or admit in writing that such party is unable to pay its debts as they become due or generally not pay such party’s debts as they become due, (iii) make a general assignment for the benefit of creditors (iv) file a petition or answer seeking reorganization or an arrangement with creditors or to take advantage of any bankruptcy or insolvency laws, (v) file an answer admitting the material allegations of, or consent to, or default in answering, a petition filed against such party in any bankruptcy, reorganization or insolvency proceeding, (vi) become the subject of an order for relief under any bankruptcy, reorganization or insolvency proceeding, or (vii) fail to pay any money judgment against such party before the expiration of thirty days after such judgment becomes final and no longer subject to appeal;
     (e) an order, judgment or decree shall be entered by any court of competent jurisdiction or other competent authority approving a petition appointing a receiver, custodian, trustee, intervenor or liquidator of Borrower or of all or substantially all of Borrower’s assets, and such order, judgment or decree shall continue unstayed and in effect for a period of thirty (30) days; or a complaint or petition shall be filed against Borrower seeking or instituting a bankruptcy, insolvency, reorganization, rehabilitation or receivership proceeding of Borrower, and such petition or complaint shall not have been dismissed within thirty (30) days;
     (f) Borrower shall default in the payment of any material indebtedness of Borrower or in the performance of any of Borrower’s material obligations and such default shall continue for more than any applicable period of grace or any affiliate of the Borrower shall default in the payment of any material indebtedness or in the performance of any of its material obligations that has a material adverse effect on the Borrower and such default shall continue for more than thirty days; or
     (g) Any final judgment(s) for the payment of money in excess of the sum of $ 100,000, individually or in the aggregate, shall be rendered against Borrower and such judgment(s) shall not be satisfied or discharged at least ten (10) days prior to the date on which any of Borrower’s assets could be lawfully sold to satisfy such judgment(s).

     9. Remedies Upon Event of Default. If an Event of Default shall have occurred and be continuing, then Lender at its option may (a) declare the entire unpaid balance of principal and accrued interest of the Obligation (as defined in the Note) to be immediately due and payable without presentment or notice of any kind which Borrower hereby waives, (b) reduce any claim to judgment, and/or (c) pursue and enforce any of Lender’s rights and remedies available pursuant to any applicable law or agreement including, without limitation, foreclosing all liens and security interests securing payment thereof or any part thereof; provided, however, in the case of any Event of Default specified in (d) or (e) of Section 8 above with respect to Borrower, without any notice to Borrower or any other act by Lender, the Obligations shall become immediately due and payable without presentment, demand, protest, or other notice of any kind, all of which are hereby waived by Borrower.
     10. Miscellaneous.
     (a) Waiver. No failure to exercise, and no delay in exercising, on the part of Lender, any right hereunder shall operate as a waiver thereof, nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right. The rights of Lender hereunder and under the other Loan Documents shall be in addition to all other rights provided by law. No notice or demand given in any case shall constitute a waiver of the right to take other action in the same, similar or other instances without such notice or demand.
     (b) Notices. Any notices or other communications required or permitted to be given by any of the Loan Documents must be given in writing and must be personally delivered or mailed by prepaid certified or registered mail to the party to whom such notice or communication is directed at the address of such party as follows: (i) Borrower: 4100 Spring Valley, Suite 1002, Dallas, Texas 75244, (ii) Lender: 4100 Spring Valley, Suite 1001, Dallas, Texas 75244. Any such notice or other communication shall be deemed to have been given (whether actually received or not) on the day it is personally delivered as aforesaid or, if mailed, on the third day after it is mailed as aforesaid. Any party may change its address for purposes of this Agreement by giving notice of such change to all other parties pursuant to this Section 10(b).
     (c) Governing Law. This Agreement and the other Loan Documents are being executed and delivered, and are intended to be performed, in the State of Texas, and the substantive laws of Texas shall govern the validity, construction, enforcement and interpretation of this Agreement and all other Loan Documents, except to the extent: (i) otherwise specified therein; or (ii) federal laws governing maximum interest rates shall provide for rates of interest higher than those permitted under the laws of the State of New York.
     (d) Invalid Provisions. If any provision of this Agreement is held to be illegal, invalid or unenforceable by a court of competent jurisdiction, then such provision shall be severed from this Agreement and the remaining provisions shall remain in full force and effect and shall not be affected by the illegal, invalid or unenforceable provision or by its severance from this Agreement.
     (e) Maximum Interest Rate. Regardless of any provisions contained in this Agreement, the Note or in any of the other Loan Documents, Lender shall never be deemed to have contracted for or be entitled to receive, collect or apply as interest (whether termed interest in the Loan Documents or deemed to be interest by judicial determination or operation of law) on the Note, any amount in excess of the maximum rate of interest permitted to be charged by applicable law, and, in the event Lender ever receives, collects or applies as interest any such excess, such amount which would be excessive interest shall be deemed to be a partial prepayment of principal and treated hereunder as such, and, if the principal balance of the Note is paid in full, any remaining excess shall forthwith be paid to Borrower. In determining whether or not the interest paid or payable under any specific contingency exceeds the highest lawful rate, Borrower, and Lender shall, to the maximum extent permitted under applicable law, (i) characterize any non-principal payment (other than payments which are expressly designated as interest payments hereunder) as an expense, fee, or premium, rather than as interest, (ii) exclude voluntary prepayments and the effect thereof, and (iii) spread the total amount of interest throughout the entire contemplated term of the Note so that the interest rate is uniform throughout such term.

     (f) Entirety and Amendments. The Loan Documents embody the entire agreement between the parties and supersede all prior agreements and understandings, if any, relating to the subject matter hereof and thereof, and this Agreement and the other Loan Documents may be amended only by an instrument in writing executed by the party, or an authorized officer of the party, against whom such amendment is sought to be enforced.
     (g) Parties Bound. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors, assigns and legal representatives; provided, however, that Borrower may not, without the prior written consent of Lender, assign any rights, powers, duties or obligations hereunder.
     (h) Expenses. Borrower will promptly pay all reasonable costs, fees and expenses paid or incurred by Lender incident to this Agreement or incident to the collection of the Loan hereunder (including the fees and expenses of counsel to Lender) provided no more than $25,000 shall be paid for such costs, fees and expenses occurring prior to the execution date of this Agreement.
     (i) Headings. Section headings are for convenience of reference only and shall in no way affect the interpretation of this Agreement.
     (j) Successors and Assigns. This Agreement is binding upon and shall inure to the benefit of Lender and Borrower and their respective successors and assigns, except that Borrower may not assign or transfer any of its rights, duties, or obligations under this Agreement or the other Loan Documents without the prior written consent of Lender. Lender may assign or transfer any of its rights, duties, or obligations under this Agreement or the other Loan Documents; provided however that, prior to the occurrence of an Event of Default, Lender shall obtain the consent of Borrower (which consent shall not be unreasonably withheld or delayed) prior to any such assignment or transfer.
     (k) Indemnification. Borrower will indemnify and hold Lender harmless from any loss, liability, damages, judgments, and costs of any kind relating to or arising directly or indirectly out of (a) this Agreement or any document required hereunder, (b) any credit extended or committed by Lender to Borrower hereunder, and (c) any litigation or proceeding related to or arising out of this Agreement, any such document, or any such credit. This indemnity includes but is not limited to attorneys’ fees (including the allocated cost of in-house counsel). This indemnity extends to Lender and all of its directors, officers, employees, agents, successors, attorneys, and assigns. This indemnity will survive repayment of the Borrower’s obligations to Lender. All sums due to Lender hereunder shall be obligations of Borrower, due and payable immediately without demand.
     THIS WRITTEN LOAN AGREEMENT REPRESENTS THE FINAL AGREEMENT BETWEEN THE PARTIES AND MAY NOT BE CONTRADICTED OR PRIOR, CONTEMPORANEOUS, OR SUBSEQUENT ORAL AGREEMENT OF THE PARTIES.
     THERE ARE NO UNWRITTEN ORAL AGREEMENTS BETWEEN THE PARTIES.

     IN WITNESS WHEREOF, the parties hereto have executed and delivered this Agreement as of the date first above written.

BORROWER: PANDA ETHANOL, INC., a Nevada corporation
By:	/s/ Darol Lindloff
	Name:	Darol Lindloff
	Title:	President and Chief Executive Officer

LENDER: PANDA ENERGY INTERNATIONAL, INC.
By:	/s/ Robert K. Simmons
	Name:	Robert K. Simmons
	Title:	Chief Financial Officer